Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to our Firm under the heading "Independent Registered Public Accounting Firm" in the Statements of Additional Information of Fidelity Rutland Square Trust: PAS International Fidelity Fund of Funds and PAS U.S. Opportunity Fidelity Fund of Funds which are included in Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, MA

February 27, 2007